Exhibit 99.1


                           BLUE DOLPHIN ENERGY COMPANY


                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                                           December 2, 2004

Houston, Texas - Blue Dolphin Energy Company (NASDAQ Symbol: BDCO)

BLUE DOLPHIN ENERGY ANNOUNCES COMPLETION OF FINANCING

Blue Dolphin Energy Company (the "Company") announced today that it has completed certain transactions provided for in the Note and Warrant Purchase Agreement (the "Purchase Agreement") it entered into on September 8, 2004, with certain accredited investors and directors of the Company for the purchase and sale of promissory notes in an aggregate principal amount of $750,000 and 2.8 million warrants (the "Warrants") to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at a price of $0.003 per Warrant. The sale of the promissory notes and the first tranche of 1.25 million Warrants closed on September 8, 2004. The sale and issuance of the second tranche of 1.55 million Warrants, approved at a special meeting of stockholders held on November 11, 2004, closed on November 30, 2004.

The warrants have an exercise price of $0.25 per share and expire five years after their date of issuance. The maturity date of the promissory notes was extended from December 7, 2004 to September 7, 2005 pursuant to their terms as a result of stockholder approval of the issuance of the second tranche of Warrants.

Pursuant to the terms of the Purchase Agreement, Laurence N. Benz, F. Gardner Parker and Michael S. Chadwick purchased 41,667, 341,665 and 20,833 Warrants in the second tranche, respectively. Messrs. Benz, Chadwick and Parker are all directors of the Company. In addition to serving on the Company's board of directors, Mr. Chadwick is also a Senior Vice President and Managing Director of Sanders Morris Harris Group, Inc. ("SMH"), a financial services holding company headquartered in Houston, Texas. Several of the other investors that purchased securities in this placement are also affiliates of SMH. The Company paid SMH a $25,000 fee in connection with this transaction and has agreed to retain SMH as the Company's financial advisor for future strategic acquisitions and other related services. The Company also entered into a consulting agreement with Mr. Parker.

The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. As part of the terms of the private placement, the Company is obligated to file a registration statement to register for resale under the Securities Act the shares of common stock underlying the warrants issued in the private placement.


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Certain of the  statements  included  in this  press  release,  which  express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are
intended  to  identify   forward-looking   statements.   These   forward-looking
statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Blue Dolphin Energy Company is engaged in the gathering and transportation of natural gas and condensate, and the production and development of oil and gas properties. Questions should be directed to Brian Lloyd, Vice President, Treasurer, at the Company's offices in Houston, Texas, 713-227-7660. For further information see our Home Page at http://www.blue-dolphin.com.